Exhibit 99.4

FORM OF NOTICE TO BROKER-DEALERS

CINEMARK USA, INC.

OFFER TO EXCHANGE UP TO $470,000,000 OF ITS
8.625% SENIOR NOTES DUE 2019
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ANY AND ALL OF ITS OUTSTANDING
8.625% SENIOR NOTES DUE 2019,
WHICH WERE ISSUED ON JUNE 29, 2009 IN A TRANSACTION EXEMPT
FROM REGISTRATION UNDER THE SECURITIES
ACT OF 1933, AS AMENDED

          , 2009

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Cinemark USA, Inc., a Texas corporation (the “Company”), is offering upon the terms and conditions set forth in the Prospectus, dated          , 2009 (as the same may be amended from time to time, the “Prospectus”), and in the related Letter of Transmittal enclosed herewith (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) up to $470,000,000 of its 8.625% Senior Notes due 2019 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for an equal principal amount of its 8.625% Senior Subordinated Notes due 2019 (the “Initial Notes”), which were issued in a private offering on June 29, 2009. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Initial Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and will contain different administrative terms. Initial Notes may only be tendered in integral multiples of $1,000.

THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE “THE EXCHANGE OFFER — CONDITIONS OF THE EXCHANGE OFFER” IN THE PROSPECTUS.

Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. The Prospectus.

2. The Letter of Transmittal to exchange the Initial Notes for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to exchange the Initial Notes.

3. A form of letter which may be sent to your clients for whose accounts you hold the Initial Notes registered in your name or in the name of your nominee, with space provided for obtaining such client’s instructions with regard to the Exchange Offer.

4. A Notice of Guaranteed Delivery.

5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ATTENTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON           , 2009, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED

MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD INITIAL NOTES REGISTERED IN YOUR NAME OR YOUR NOMINEE AS QUICKLY AS POSSIBLE.

In most cases, exchanges of the Initial Notes accepted for exchange pursuant to the Exchange Offer will be made only after receipt by Wells Fargo Bank, National Association (the “Exchange Agent”) of (a) certificates representing such Initial Notes, (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

If holders of the Initial Notes wish to tender, but it is impracticable for them to forward their certificates for the Initial Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be offered by following the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer — Procedures for Tendering Initial Notes.”

The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Initial Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of the Initial Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of the Initial Notes to it, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

Questions and requests for assistance with respect to the Exchange Offer or for copies of the Prospectus and the Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON TO BE DEEMED TO BE THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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